Exhibit 10.20

UNIVAR EXPENSE REIMBURSEMENT AGREEMENT

This Univar Expense Reimbursement Agreement (this “Agreement”), by and among Univar N.V., a Dutch limited liability company (“Univar N.V.”) and Univar Inc., a Delaware corporation (“Univar”), is made as of DEC 31, 2013 (the “Execution Date”).

RECITALS

WHEREAS, Univar incurs certain expenses (“Univar Reimbursable Expenses”) relating to stewardship services that Univar performs for Univar N.V. and its affiliates for which Univar is entitled to seek reimbursement from Univar N.V.;

WHEREAS, the parties desire to establish that the Univar Reimbursable Expenses for the fiscal years ended December 31, 2011 and December 31, 2012 are $762,403 and $192,953, respectively (the “ Univar Reimbursable Expenses”);

WHEREAS, the parties desire to establish that Univar will reimburse Univar N.V. in an amount equal to $487,602 (the “Incurred Expenses Amount”) with respect to costs incurred by Univar N.V. on behalf of Univar; and

WHEREAS, the parties desire to acknowledge that, as of the Execution Date, the Incurred Expenses Amount will be offset against the Univar Reimbursable Expenses, such that the total amount payable to Univar by Univar N.V. on the Effective Date with respect to the fiscal years ended December 31, 2011 and December 31, 2012, is $467,754.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, as follows:

ARTICLE I

EXPENSE REIMBURSEMENT

1.1. Reimbursable Expense Amounts. As of the Execution Date:

(a)	the Univar Reimbursable Expenses for the fiscal years ended December 31, 2011 and December 31, 2012 shall be deemed to be $762,403 and $192,953, respectively; and

(b)	the Incurred Expenses Amount shall be deemed to be $487,602.

1.2. Reimbursement Offset. The Incurred Expenses Amount is deemed to be offset against the Univar Reimbursable Expenses, such that the total amount payable by Univar N.V. to Univar with respect to the fiscal years ended December 31, 2011 and December 31, 2012, is $467,754 in the aggregate (the “Net Payment Amount”). Univar N.V. shall pay the Net Payment Amount to Univar by wire transfer as promptly as practicable following the execution and delivery of this Agreement.

ARTICLE II

MISCELLANEOUS

2.1. Entire Agreement; Severability; No Representations or Warranties. This Agreement (a) contains the complete and entire understanding and agreement between the parties with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. The parties acknowledge and agree that no party makes any representations or warranties in connection with this Agreement.

2.2. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may be executed by facsimile signatures. This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto.

2.3. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except that neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other parties hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.

2.4. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

2.5. Arbitration. Section 14 of each of the Monitoring Agreement and the Consulting Agreement shall apply, mutatis mutandis, to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

UNIVAR N.V.

By:
Name:	Henk Schop
Title:	Director

UNIVAR INC.

By:
Name:
Title: